UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 19, 2014

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2013 Annual Meeting of the Shareholders of The InterGroup Corporation (the “Company”) was held on February 19, 2014 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, Jerold R. Babin was elected as a Class A Director, to serve a two-year term expiring at the Fiscal 2015 Annual Meeting of Shareholders. Yvonne L. Murphy and William J. Nance were elected as Class B directors to serve a three-year term expiring at the Fiscal 2016 Annual Meeting of Shareholders. Gary Jacobs, a nominee to serve as a Class B director, withdrew from consideration as a nominee on February 14, 2014.

At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, the approval of the non-binding vote for executive compensation and the approval of the amendment to the InterGroup Corporation 2010 Omnibus Employee Incentive Plan and a grant of options.

The final tabulation of the votes follows:

Proposal (1) –	Election of Class A and B Directors:

Nominee	For	Withheld	Broker Non Votes

Jerold R. Babin	1,236,343	8,635	734,966

Yvonne L. Murphy	1,236,321	8,657	734,966

William J. Nance	1,236,043	8,935	734,966

Proposal (2) –	Ratification of the Appointment of Burr Pilger Mayer, Inc. as The Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30 2014:

Votes For	Against	Abstain	Broker Non Votes

1,934,386	3,847	25,866	15,845

Proposal (3) –	Non-binding vote for executive compensation.

Votes For	Against	Abstain	Broker Non Votes

1,216,044	21,538	7,396	734,966

Proposal (4) –	Approval of amendment to the InterGroup Corporation 2010 Omnibus Employee Incentive Plan and A grant of options.

Votes For	Against	Abstain	Broker Non Votes

1,216,044	32,263	5,852	734,966

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: February 25, 2014	By:	/s/ David T. Nguyen
Treasurer and Controller

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